                                                                    EXHIBIT 10.3

                                LITTELFUSE, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 2008)

                                LITTELFUSE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 2008)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Article I.   Establishment and Purpose...................................     1
   1.1       Establishment and Purpose...................................     1
   1.2       Application of Supplemental Plan............................     1

Article II.  Definitions and Construction................................     2
   2.1       Definitions.................................................     2
   2.2       Gender and Number...........................................     6
   2.3       Employment Rights...........................................     6
   2.4       Severability................................................     6
   2.5       Applicable Law..............................................     6

Article III. Supplemental Plan Benefits..................................     7
   3.1       Eligibility for Participation...............................     7
   3.2       Participation...............................................     7
   3.3       Target Benefit..............................................     7
   3.4       Allocation Formula..........................................     7
   3.5       Actuarial Assumptions.......................................     8
   3.6       Vesting.....................................................     9
   3.7       Payment of Benefits.........................................     9
   3.8       Forms of Distribution.......................................    11
   3.9       Beneficiary Designation.....................................    12

Article IV.  General Provisions..........................................    13
   4.1       Action by the Employer......................................    13
   4.2       Administration..............................................    13
   4.3       Expenses....................................................    13
   4.4       Indemnification and Exculpation.............................    13
   4.5       Funding.....................................................    13
   4.6       Change in Control...........................................    13
   4.7       Interests not Transferable..................................    14
   4.8       Cessation of Business.......................................    14
   4.9       Effect on Other Benefit Plans...............................    15
   4.10      Claims and Appeals Procedure................................    15
   4.11      Arbitration.................................................    16
   4.12      Notice......................................................    16
   4.13      Tax Liability...............................................    17
   4.14      Successors..................................................    17

Article V.   Amendment and Termination...................................    18
   5.1       Amendment...................................................    18
   5.2       Termination.................................................    18

                                LITTELFUSE, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 2008)

                      ARTICLE I. ESTABLISHMENT AND PURPOSE

     1.1 Establishment and Purpose. Effective as of October 1, 1993, Littelfuse, Inc. (the "Employer") established the LITTELFUSE, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the "Supplemental Plan"), a non-qualified supplemental executive retirement plan to provide certain executive employees of the Employer with competitive retirement benefits. The Supplemental Plan is an unfunded supplemental executive retirement plan within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA for a select group of highly compensated employees or management employees. The Supplemental Plan is hereby amended and restated, effective as of January 1, 2008, to incorporate all prior amendments and to comply with the requirements of Section 409A of the Internal Revenue Code (the "Code").

     1.2 Application of Supplemental Plan. The terms of this Supplemental Plan are applicable only to eligible employees under Section 3.1 hereof who are in the active employ of the Employer on or after October 1, 1993.

                    ARTICLE II. DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. The following terms shall have the meanings stated below unless the context clearly indicates otherwise.

     (a) "Account" means the bookkeeping account maintained by the Employer in the name of each Participant reflecting amounts credited to the Participant's Account each Plan Year pursuant to Section 3.4.

     (b) "Beneficiary" means the person or persons designated by the Participant in writing to receive any benefits otherwise payable under this Plan on behalf of the Participant after the Participant's death. To be effective, such Beneficiary designation must be filed with the Employer prior to the Participant's death. The Beneficiary shall be the person or persons last so designated by the Participant, or, if there is no such designation filed with the Employer at the time of the Participant's death, the Participant's estate.

     (c)  "Board" means the Board of Directors of the Employer.

     (d) "Change in Control" means the occurrence of any of the following events:

               (1) a business combination, including a merger or consolidation, of the Employer and the shareholders of the Employer prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

               (2) a sale, transfer, or other disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earning power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Employer to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Securities Exchange Act of 1934 (the "Exchange Act") in effect as of the date hereof);

               (3) the liquidation of the Employer;

               (4) one or more transactions which result in the acquisition by any person or associated group of persons (other than the Employer, any employee benefit plan whose beneficiaries are Employees of the Employer or TCW Special Credits or any of its affiliates) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the date hereof) of forty percent (40%) or more the common stock of the Employer, securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Employer which affiliated persons owned less than forty percent (40%) prior to such transaction or transactions; or

               (5) the election or appointment, within a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board such that such persons or nominees, when elected or appointed, constitute a majority of the Board and whose appointment or election was not approved by a majority of those persons who were members of the Board at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person.

               An "Acquiring Person" is any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of twenty percent (20%) or more of the common stock of the Employer then outstanding, except that an Acquiring Person does not include the Employer or any employee benefit plan of the Employer or any person holding common stock of the Employer for or pursuant to such plan. For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the common stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

     (e) "Code" means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

     (f)  "Committee" means the Compensation Committee of the Board.

     (g) "Compensation" means (i) an Employee's base salary paid and any other cash incentive compensation paid during a Plan Year from the Employer except the annual bonus, (ii) bonuses attributable to a Plan Year regardless of whether paid during such Plan Year, and (iii) any salary reduction contributions made on behalf of, or compensation deferrals elected by, the Participant during a Plan Year to or under any plan maintained by the Employer under Code Sections 401(k) or 125 and under any nonqualified savings plan of the Employer which permits the Participant to accumulate amounts in excess of the limits of Section 402(g) of the Code, but shall exclude any amount includible in income by reason of participation in this Supplemental Plan and the amount of any payment, or accrual, of deferred bonuses (i.e., bonuses for which payment is deferred for more than one year from the date for which the services relating to such bonus were performed).

     (h) "Competitor" means any corporation, partnership, sole proprietorship, joint venture, association or any other business organization (i) that offers any product or product category offered by the Employer and which product or product category exceeds 10% of the gross revenues or 10% of the pre-tax earnings of the Employer for the Employer's most recently ended fiscal year, and (ii) that conducts business in any location within North America.

     (i)  "Disability" means any accidental bodily injury or sickness.

     (j) "Disability Retirement Date" means the last day of the month coincident with or next following the date on which a Participant terminates employment due to Total Disability.

     (k) "Early Retirement Date" means the last day of the month coincident with or next following the date the Participant has attained age 55 and completed 10 Years of Service with the Employer.

     (l) "Employee" means an individual who is in the employ of the Employer and who is either a highly compensated employee or a management employee.

     (m) "Employer" means Littelfuse, Inc. and any of its wholly-owned subsidiaries.

     (n) "Employment Termination Date" means, with respect to any Participant, the date on which the Participant's employment with the Employer is terminated whether because or retirement, resignation, dismissal, Total Disability, or death. Anything else contained in the Supplemental Plan to the contrary notwithstanding, a Participant shall be considered to have terminated employment, or to have retired, if, and only if, the Participant has incurred a separation from service with the Employer as defined in Section 409A of the Code. By way of illustration, and without limiting the generality of the foregoing, the following principals shall apply:

               (1) A Participant shall not be considered to have separated from service so long as the Participant is on military leave, sick leave, or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as a Participant retains a right to reemployment with the Employer under an applicable statute or by contract.

               (2) Regardless of whether his employment has been formally terminated, a Participant will be considered to have separated from service only as of the date it is reasonably anticipated that no further services will be performed by the Participant for the Employer, or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of employment if the Participant has been employed for less than 36 months). For purposes of the preceding test, during any paid leave of absence the Participant shall be considered to have been performing services at the level commensurate with the amount of compensation received, and unpaid leaves of absence shall be disregarded.

               (3) For purposes of determining whether a Participant has separated from service, all services provided for the Employer, or for any other entity that is part of a controlled group that includes the Employer as defined in Section 414(b) or (c) of the Code, shall be taken into account, whether provided as an employee or as a consultant or other independent contractor; provided that a Participant shall not be considered to have not separated from service solely by reason of service as a non-employee director of the Employer or any other such entity.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or hereafter amended.

     (p) "Final Average Compensation" means the average annual Compensation paid to the Participant by the Employer during the five consecutive calendar year period preceding his termination of employment with the Employer.

     (q)  "Normal Retirement Age" means age 62.

     (r) "Normal Retirement Date" means the last day of the month coincident with or next following the date the Participant attains Normal Retirement Age.

     (s) "Participant" means a person who has satisfied the requirements of Sections 3.1 and 3.2.

     (t) "Plan Year" means the calendar year; provided the initial Plan Year means the period beginning October 1, 1993 and ending December 31, 1993.

     (u) "Targeted Retirement Benefit" means with respect to each Participant the amount determined under the formula set forth in Section 3.3.

     (v) "Terminated for Cause" means an Employee's termination of employment due to any one of the following:

          (i) The Employee's felonious theft from the Employer, embezzlement of Employer funds, or any other fraud or dishonesty in any dealings with the Employer.

          (ii) The Employee's acceptance of any bribe, kick-back or other item of value from any person as consideration for acting or failing to act on behalf of the Employer.

          (iii) The Employee fails or refuses to competently perform the duties that the Employee is reasonably expected to perform, occasioned other than by reason of the Total Disability of the Employee, and such failure or refusal is not cured within sixty (60) calendar days after receipt of written notice from the Employer specifying said failure or refusal, such notice being given pursuant to a resolution adopted by the Board.

          (iv) The Employee is convicted of any felony or crime involving moral turpitude.

     (w) Total Disability means that the Participant has been determined to suffer from a Disability which entitles him to benefits under the long term disability plan of the Employer in which the Participant participates (or would be eligible to participate but for an election not to do so), or if the Employer does not maintain any such plan, means that the Participant has been determined to have been disabled by the Social Security Administration as of his Employment Termination Date.

     (x) "Valuation Date" means the last day of each Plan Year and the date the Supplemental Plan is terminated.

     (y) "Year of Service" means each twelve (12) consecutive month period during which the Participant is a full-time Employee of the Employer, commencing on the Employee's date of hire and each subsequent anniversary of such date.

     (z) "Late Retirement Date" means the earlier of (i) the last day of the month coincident with or next following the date on which the Participant terminates employment after his Normal Retirement Date, or
          (ii) the last day of the Plan Year during which the Participant attains age 70-1/2.

In addition, other terms are defined in Article III which are used in the calculation of benefits.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

     2.3 Employment Rights. Establishment of this Supplemental Plan shall not be construed to give any Participant the right to be retained by the Employer or the right to any benefits not specifically provided by this Supplemental Plan.

     2.4 Severability. In the event any provision of this Supplemental Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Supplemental Plan, but this Supplemental Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Employer shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Supplemental Plan.

     2.5 Applicable Law. This Plan is intended to be exempt from Title IV of ERISA. This Plan shall be governed and construed in accordance with Title I of ERISA (including the exclusion for plans of this type contained therein) and the laws of the State of Illinois to the extent not preempted by ERISA. This Supplemental Plan is also intended to comply with the requirements of Section 409A of the Code and shall be so interpreted and administered. To the maximum extent possible, the provisions of this Supplemental Plan shall be construed in such a manner that no amounts payable to a Participant are subject to the additional tax and interest provided in Section 409A(a)(1)(B) or Section 409A(b) of the Code.

                     ARTICLE III. SUPPLEMENTAL PLAN BENEFITS

     3.1 Eligibility for Participation. From time to time the Board, by resolution, shall name the Employee or Employees who are eligible to participate in the Supplemental Plan.

     3.2 Participation. Any Employee shall become a Participant as of the date the Board specifies that the Employee is eligible to participate in the Supplemental Plan pursuant to Section 3.1.

     3.3  Target Benefit.

     (a) Targeted Retirement Benefit. The amount of a Participant's Targeted Retirement Benefit shall equal the excess, if any, of: (i) 65% of the Participant's Final Average Compensation (determined as of the Valuation Date) multiplied by a fraction (not in excess of one), the numerator of which equals the Participant's anticipated Years of Service with the Employer beginning on the Participant's date of hire by the Employer (or such other date as is specified for the Participant in the Board resolution initially naming such Employee as eligible to participate in this Supplemental Plan) and ending on his Normal Retirement Date or, if later, the Valuation Date, and the denominator of which is 12; over (ii) the Offset Amount as defined in subsection (b).

     (b) Offset Amount. A Participant's Offset Amount is (i) the value of the Participant's accrued benefit under any qualified retirement plan (existing or to be adopted) sponsored by the Employer attributable to 'employer contributions' within the meaning of Section 411(c)(1) of the Code (other than employer contributions made pursuant to an employee's election that meets the requirements of Section 401(k)(2) of the Code), and (ii) 50% of the amount of the Participant's Social Security retirement benefit. For purposes of determining a Participant's Offset Amount under this subsection (b), the value of each of the benefits described in the preceding sentence shall be projected to the Participant's Normal Retirement Date or, if later, the Valuation Date, and converted to a 50% joint and survivor annuity commencing on the Participant's Normal Retirement Date or, if later, the Valuation Date. The conversion, if any, shall utilize the actuarial assumptions set forth in Section 3.5(d). The projection of any defined contribution plan account balance shall be based upon the value of the Participant's plan accounts on the Valuation Date with earnings projected until the Participant's Normal Retirement Date or, if later, the Valuation Date based on the interest rate set forth in
          Section 3.5(a).

     3.4  Allocation Formula.

     (a) As of each Valuation Date that occurs coincident with or prior to a Participant's Normal Retirement Date, the Account of a Participant shall be credited with an amount which would be necessary to fund such Participant's Targeted Retirement Benefit, determined as of each Valuation Date, through level annual contributions. As of each Valuation Date that occurs after a Participant's Normal

          Retirement Date but coincident with or prior to his Late Retirement Date, the Account of each Participant shall be credited with an amount which would be necessary to fund the difference between (i) the Participant's Targeted Retirement Benefit determined as of the Valuation Date and (ii) the Participant's Targeted Retirement Benefit determined as of the immediately preceding Valuation Date; provided, however that in no event shall the difference be less than zero. The determination of the amount necessary to fund a Targeted Retirement Benefit shall be based on (i) the individual level premium method, and
          (ii) the actuarial assumptions set forth in Section 3.5. For a Plan Year, a Participant's Account shall be credited in accordance with this Section 3.4(a); provided, that the Participant is an Employee on the last day of the Plan Year. The immediately preceding sentence shall not apply for a Plan Year during which (i) the Supplemental Plan is terminated, or (ii) a Participant has terminated employment on or after attainment of Normal Retirement Age or due to death or Total Disability.

     (b) As of each Valuation Date, the Account of each Participant shall be credited with interest at the rate set forth in Section 3.5 that has accrued on the Account since the immediately preceding Valuation Date. Each Plan Year, a Participant's Account shall be credited in accordance with this Section 3.4(b) until the Plan Year during which the Participant's benefits commence pursuant to Section 3.7, except as otherwise provided.

     3.5 Actuarial Assumptions. Actuarial assumptions used under this Supplemental Plan shall be as follows:

     (a) Post-retirement interest rate of 8.00% with post-retirement mortality based on the 1983 Group Annuity Mortality Table.

     (b) A pre-retirement interest rate of 8.00% and no pre-retirement mortality.

     (c) For purposes of determining the Offset in Section 3.3(b), the projection of Social Security retirement benefits shall be based upon the law as in effect on the Valuation Date, and shall assume (i) no cost of living increases in Social Security retirement benefits, and
          (ii) no increase in Participant Compensation (based on the Participant's Compensation for the full calendar year ending on or immediately prior to a Valuation Date) through the Participant's Normal Retirement Date or, if later, the Valuation Date.

     (d) For purposes of converting a Participant's benefits under a qualified defined benefit plan as required under Section 3.3(b), the actuarial assumptions under such plan shall be used.

     (e) For purposes of accruing interest under Section 3.8(b)(ii), the rate of interest as of a Valuation Date shall be the average annual rate of interest charged on long-term debt (including the current portion) of the Employer for the calendar year immediately preceding the Valuation Date.

     3.6  Vesting.

     (a) A Participant shall vest in his Account balance pursuant to the following table:

 If a Participant's        The Participant's vested
Years of Service is   percentage in his Account shall be
-------------------   ----------------------------------
          1                             0
          2                             0
          3                            30
          4                            40
          5                            50
          6                            60
          7                            70
          8                            80
          9                            90
         10                           100

     (b) Notwithstanding the vesting schedule specified in Section 3.6(a), a Participant's vested percentage in his Account balance shall be 100% upon his death, Total Disability or attainment of Normal Retirement Age.

     (c) Notwithstanding the vesting schedule specified in Section 3.6(a), a Participant shall forfeit his entire Account balance if (i) he is Terminated for Cause, or (ii) he is employed by a Competitor within two years of his Employment Termination Date. If the Employer or the Committee determines that a Participant has become employed by a Competitor within two years from the Participant's Employment Termination Date, the Employer or Committee shall send to the Participant a written demand (the "Demand") for the Participant to repay to the Employer any amounts paid to the Participant under this Supplemental Plan. The Participant shall make such repayment within thirty (30) calendar days after the date the Demand is mailed to the Participant. The repayment shall be made by certified check, cashiers check, wire transfer or such other method as required by the Employer. The Demand must be mailed within one year from the date the Participant started employment with the Competitor; otherwise such Demand shall be without force and effect and the Participant shall not be required to repay any amounts to the Employer under this subsection
          (c). If a Participant fails to repay on a timely basis all or some portion of the amount due the Employer under this subparagraph (c), the Employer shall be entitled to receive from the Participant any attorneys' fees and costs that it incurs in connection with the collection of such amount.

     3.7 Payment of Benefits. A Participant's benefit under this Supplemental Plan shall be based on his vested Account balance and shall commence pursuant to the rules specified in this Section 3.7 and Section 3.8.

     (a) Termination of Employment. Except as otherwise provided below, distribution of a Participant's benefit shall commence on the first business day that is at least six months after his Employment Termination Date. Such benefit shall be paid in the form specified in Section 3.8.

     (b) Election of Later Date. A Participant may elect to commence his benefit on the later of the date specified in paragraph (a) or the day the Participant attains a specified age. Such election must be made not later than December 31, 2007, for a Participant who is a Participant on such date, or within 30 days after the date on which the Participant is first designated as eligible to participate pursuant to Section 3.2 (provided that the Participant did not previously participate in any nonaccount balance plan required to be aggregated with the Plan pursuant to Code Section 409A). Any election pursuant to this paragraph (a) shall be made in writing in accordance with procedures established by the Committee, and shall be irrevocable after the last day for making the election.

     (c) Termination of Employment Due to Total Disability. Distribution of a Participant's benefit who terminates employment by reason of Total Disability shall commence as soon as administratively feasible, but in no event more than 90 days, following the Participant's Disability Retirement Date.

     (d) Termination of Employment Due to Death. If a Participant dies prior to termination of employment, or after termination of employment but prior to the commencement date determined under paragraph (a) or (b), distribution of benefits shall be made to the Participant's Beneficiary as soon as administratively feasible, but in no event more than 90 days, following the date of the Participant's death.

     (e) Nondeductible Payments. If the Employer reasonably anticipates that any payment to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Section 162(m) of the Code, the Employer shall limit the benefit to the amount which is deductible by the Employer. The amount by which the Participant's benefit is reduced shall be retained in the Participant's Account shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) in the first calendar year in which the Employer reasonably anticipates that the deductibility of such distribution will not be limited by Section 162(m) or, if earlier, during the period that commences on the day that is specified in paragraph (a) or (b) and ends on the later of the last day of the year in which the day specified in paragraph (a) or
          (b) occurs or the 15th day of the third month following the day specified in paragraph (a) or (b); provided that all other distributions of deferred compensation the deductibility of which would also be limited by Section 162(m) are also deferred.

     (f) Inclusion in Income. Anything else contained herein to the contrary notwithstanding, if any portion of a Participant's Account is included in his taxable income by reason of Section 409A of the Code, the portion so included shall be distributed to him as soon as administratively feasible."

     3.8 Forms of Distribution. A Participant's benefit payment under this Supplemental Plan shall be based on the value of the Participant's vested Account balance, determined as of the Valuation Date immediately preceding the date benefit payments commence. The conversion of a benefit payment to an annuity form shall be based on the actuarial assumptions set forth in Section
3.5. A Participant's benefit shall automatically be paid in the normal form specified in paragraph (a) below, unless the Participant elects an optional form of payment specified in paragraph (b) or (c) below.

     (a) Normal Form of Payment. A Participant's benefit shall be paid in a lump sum equal to the Participant's vested Account balance unless the Participant elects to receive an optional form of payment as provided in paragraph (b). Such election must be made not later than December 31, 2007, for a Participant who is a Participant on such date, or within 30 days after the date on which the Participant is first designated as eligible to participate pursuant to Section 3.2 (provided that the Participant did not previously participate in any nonaccount balance plan required to be aggregated with the Plan pursuant to Code Section 409A). Notwithstanding the foregoing, a Participant who has elected payment in the form of a life annuity may elect a different form of life annuity that is actuarially equivalent (but not any other form of payment) at any time until payment commences. Any election pursuant to this paragraph (a) shall be made in writing in accordance with procedures established by the Committee, and shall be irrevocable after the last day for making the election.

     (b) Optional Forms of Payment. In lieu of the normal form of benefit, a Participant may elect one of the following optional forms of benefit:

          (i) For a Participant who is married on the date his benefits start, a monthly benefit payable for the lifetime of the Participant and upon the Participant's death a monthly benefit equal to fifty percent (50%) of the Participant's monthly benefit payable to the Participant's surviving spouse for the spouse's lifetime.

          (ii) A monthly benefit payable for the lifetime of the Participant, with no benefits payable after the death of the Participant.

          (iii) A monthly benefit payable for the lifetime of the Participant with a guaranteed payment period of up to 120 months (as selected by the Participant). If a Participant dies prior to the end of the guaranteed payment period, the monthly benefit for the remaining portion of such period shall be paid to the Participant's designated Beneficiary with no benefits payable after the end of such period. If a Participant dies after the end of the guaranteed payment period, no monthly benefit shall be paid thereafter. As of each Valuation Date occurring during the guaranteed payment period, the Account of such Participant shall be credited with interest at the rate set forth in Section 3.5(e) that has accrued since the immediately preceding Valuation Date (or, if occurring at a later date, since the date benefit payments commenced) if the payment period is less than 48 months. If the guaranteed payment period is in excess of 47 months, the Account of such Participant shall be credited with interest that has accrued since the immediately preceding Valuation Date (or, if occurring at a later date, since the date benefit payments commenced) at the greater of (x) the rate set forth in Section 3.5(e) plus two percentage points, or (y) the rate set forth in Section 3.5(b). The Participant's monthly benefit payment shall be adjusted on each Valuation Date occurring during the guaranteed payment period to reflect changes in the Participant's Account due to the accrual of interest.

     (c)  Payment on Death. Payment to a Participant's Beneficiary pursuant to
          Section 3.7(c) shall be paid in a lump sum, unless the Participant elects payment in accordance with paragraph (b)(ii) or (b)(iii) (substituting the life of the Beneficiary for that of the Participant). The form of payment to the Beneficiary need not be the same as the form of payment to the Participant. Election of a form of payment to the Beneficiary may be made either at the time described in paragraph (a) or at least one year prior to the Participant's death, and any election made after the time specified in paragraph (a) shall be null and void if the Participant dies within one year after making the election.

     3.9 Beneficiary Designation. The Participant shall have the right, at any time, to submit to the Employer a written designation of a Beneficiary to whom payment of the Participant's benefit under the Plan shall be made in the event of the Participant's death prior to complete distribution of the Participant's benefit in accordance with the provisions hereunder. The designation of a Beneficiary shall be made at such time and in such manner as the Committee may require.

                         ARTICLE IV. GENERAL PROVISIONS

     4.1 Action by the Employer. Any action required of or permitted by the Employer under this Supplemental Plan shall be by resolution of the Board or any person or persons authorized by resolution of the Board, including, but not limited to, the Committee.

     4.2 Administration. This Supplemental Plan shall be administered by the Committee. The Committee shall have, to the extent appropriate, the same powers, rights, duties, and obligations with respect to this Supplemental Plan as it would have if it were charged with the duties of the Plan Administrator of any retirement plan qualified under Section 401(a) of the Code. The Committee is specifically granted the authority to interpret, in its sole discretion, all terms and provisions of this Supplemental Plan.

     4.3 Expenses. The expenses of administering this Supplemental Plan shall be borne by the Employer.

     4.4 Indemnification and Exculpation. The members of the Committee, its agents and officers, directors and employees of the Employer shall be indemnified and held harmless by the Employer against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be party or in which they may be involved by reason of any action taken or failure to act under this Supplemental Plan and against and from any and all amounts paid by them in settlement (with the Employer's written approval) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person's gross negligence or willful misconduct. The rights of indemnification contained in this Section 4.4 are in addition to and in no way affect any rights to indemnification otherwise provided under the Employer's by-laws.

     4.5 Funding. All benefits paid under this Plan shall be paid from the general assets of the Employer subject to Section 4.6. Such amounts shall be reflected on the accounting records of the Employer but shall not be construed to create or require the creation of a trust, custodial, or escrow account. Any amounts credited to a Participant's Account under the Plan and any earnings thereon shall remain the property of the Employer. To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Employer and an Employee, his Beneficiary, or any other person.

     4.6 Change in Control.

     (a) Contemporaneous with the execution of this Supplemental Plan, the Employer shall establish and execute an irrevocable grantor trust ("Rabbi Trust") within the meaning of Sections 671 through 679 of the Code with corpus and income of the Rabbi Trust to be treated as assets and income, respectively, of the Employer for purposes of federal, state and local income tax laws. The Rabbi Trust shall be executed on behalf of the Employer by an authorized officer of the Employer and on behalf of the trustee of the Rabbi Trust by an authorized officer of the trustee (the "Trustee"). The Trustee shall be selected by the Board and shall be a financial institution with assets of at least $500,000,000 and with offices located within the United States. At the time of its execution, the Employer shall initially contribute to the Rabbi Trust the amount of $1,000. The Rabbi Trust shall be a means of segregating and accumulating funds to be used to pay benefits pursuant to the terms of the Supplemental Plan and no part of the assets of the Rabbi Trust shall be recoverable by the Employer until all benefits payable under the Plan have been paid to Participants and Beneficiaries; provided, however, that the assets of the Rabbi Trust shall be subject at all times to the claims of the Employer's creditors. The Employer shall be relieved of any obligation to pay any benefits under this Supplemental Plan to the extent that obligation has been discharged through payments made under the Rabbi Trust. Except as otherwise provided in this Section 4.6, the Employer shall be under no obligation to contribute funds to the Rabbi Trust.

     (b) Within one business day of a Change in Control, the Employer shall wire transfer funds to the Trustee in an amount equal to the aggregate value of all Participants' vested Account balances determined as of the Valuation Date immediately preceding or coincident with such Change in Control.

     (c) Anything else contained herein to the contrary notwithstanding, (1) no transfer shall be made to the Rabbi Trust (and no assets of the Employer shall otherwise be restricted for the payment of benefits under the Supplemental Plan, whether or not such assets are subject to the claims or creditors) if such transfer would be considered to be made in connection with a change in the Employer's financial health within the meaning of Section 409A(b)(2) of the Code, and (2) no transfer shall be made to the Rabbi Trust (and no assets of the Employer shall otherwise be set aside or reserved) for payment of benefits to a Participant who is either a covered employee as defined in Section 162(m)(3) of the Code, or subject to Section 16(a) of the Securities Exchange Act of 1934, during any restricted period with respect to any defined benefit pension plan as defined in Section 409A(b)(3) of the Code.

     4.7 Interests not Transferable. The interests of the Participants and their beneficiaries under this Supplemental Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.

     4.8 Cessation of Business. In the event that the Employer is liquidated in a corporate dissolution taxed under Section 331 of the Code, or the dissolution of the Supplemental Plan is approved by a bankruptcy court pursuant to Section 503(b)(1)(A) of the U.S. Bankruptcy Code, the Supplemental Plan shall be dissolved as soon as possible but not later than 12 months after such corporate dissolution or court approval, and all Participant's Accounts shall be fully vested and distributed to them in a lump sum as soon as administratively feasible after the date of dissolution.

     4.9 Effect on Other Benefit Plans. Amounts credited or paid under this Supplemental Plan shall not be considered to be compensation for the purposes of calculating benefits under any other employee benefit plans maintained by the Employer. Notwithstanding the foregoing, the treatment of such amounts under any other employee benefit plan or other compensation arrangement may be determined pursuant to the provisions of such plan.

     4.10 Claims and Appeals Procedure. Each person asserting a right to benefits under the Supplemental Plan (the "Applicant") must submit a written claim for benefits to the Employer. Such claim shall be filed not more than one year after the Applicant knows, or with the exercise of reasonable diligence would know, of the basis for the claim. A formal claim shall not be required for the distribution of a Participant's Account in the ordinary course of business, but in any case a claim that relates to a dispute over the amount of a distribution shall be filed not more than one year after the distribution is paid.

     If a claim for benefits by the Applicant is denied, in whole or in part, the Employer, shall furnish the Applicant within 90 days after receipt of such claim, a written notice which specifies the reason for the denial, refers to the pertinent provisions of the Supplemental Plan on which the denial is based, describes any additional material or information necessary for properly completing the claim and explains why such material or information is necessary, and explains the claim review procedures of this Section 4.10. Such notice will further describe that the Applicant has a right to bring a civil action under
Section 502 of ERISA if his claim is denied after an appeal and review, subject to Section 4.11. The 90-day period may be extended by up to an additional 90 days if required by special circumstances, in which event the Applicant shall be notified in writing by the end of the initial 90-day period of the reason for the extension and an estimate of when the claim will be processed.

     Any Applicant whose claim is denied under the provisions described above may request a review of the denied claim by written request to the Committee within 60 days after receiving notice of the denial. If such a request is made, the Committee shall make a full and fair review of the denial of the claim and shall make a decision not later than 60 days after receipt of the request, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case a decision shall be made as soon as possible but not later than 120 days after receipt of the request for review, and written notice of the reason for the extension and an estimate of when the review will be complete shall be given to the Applicant before the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent provisions of the Supplemental Plan on which the decision is based. Such notice will further describe that the Applicant has a right to bring a civil action under Section 502 of ERISA, subject to Section 4.11.

     No person entitled to benefits under the Supplemental Plan shall have any right to seek review of a denial of benefits, or to bring any action to enforce a claim for benefits, in any court or administrative agency (including any arbitration pursuant to Section 4.11) prior to his filing a claim for benefits and exhausting all of his rights under this Section 4.10, or more than 180 days after he receives the Committee's decision on review of the denial of his claim. Although not required to do so, an Applicant, or his representative, may choose to state the reason or reasons he believes he is entitled to benefits, and may choose to submit written evidence, during the initial claim process or review of claim denial process. However, failure to state any such reason or submit such evidence during the initial claim process or review of claim denial process, shall permanently bar the Applicant, and his successors in interest, from raising such reason or submitting such evidence in any forum at any later date. An Applicant whose claim is denied initially or on review is entitled to receive, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such claim for benefits.

     The provisions of this Section 4.10 are intended to comply with the requirements of Department of Labor Regulations Section 2560.503-1 and shall be so construed. Consistent with such requirements, each Claimant shall have the right to be represented by a qualified representative (who need not be an attorney) and to receive upon written request copies of all documents, records or other information that are relevant to his claim as defined in Section 2560.503-1(m)(8).

     4.11 Arbitration. Subject to Section 4.10, either a Participant or the Employer shall have the right to elect (in lieu of litigation) within the time period specified in this Section 4.11 to have any dispute or controversy arising under or in connection with the Plan settled by arbitration, conducted before a panel composed of three arbitrators (the "Arbitration Panel"), the Participant and Employer each selecting one arbitrator and the Chicago office of the American Arbitration Association ("AAA") selecting one arbitrator with such Arbitration Panel sitting in a location selected by the Employer within 25 miles from the location of the Employer's principal place of business. A party must give written notice (the "Arbitration Notice") to all affected parties and the Committee of its election to arbitrate a dispute arising under the Supplemental Plan. The Arbitration Notice shall set forth in detail the party's position as to the disputed matter or matters. The Arbitration Notice may be provided to the other party and the Committee at any time; provided, however that the Arbitration Notice must be provided upon the earlier of (i) sixty (60) calendar days from the date any party hereunder has filed suit in any court of competent jurisdiction regarding the disputed matter or matters set forth in the Arbitration Notice, or (ii) the date the statute of limitations has elapsed for filing a suit in any court of competent jurisdiction with respect to the disputed matter or matters set forth in the Arbitration Notice. The Participant and Employer shall within five (5) calendar days of the date the Arbitration Notice is given provide written notice to the Committee of the individual approved by such party to serve as an arbitrator. The Committee shall within five (5) calendar days of the date the Arbitration Notice is given request that the AAA select an individual to serve as the third arbitrator. Upon receipt of the name of the third arbitrator selected by AAA, the Committee shall promptly deliver to the parties notice of the selection of the three arbitrators to serve on the Arbitration Panel together with each arbitrator's name and address. The determination of a majority of the three arbitrators serving on the Arbitration Panel shall be final and binding upon the parties. To the extent not otherwise inconsistent with the express provisions of this Plan, the rules of the AAA then in effect shall apply unless the Participant and the Employer otherwise agree. Judgment may be entered on the award of the Arbitration Panel in any court having jurisdiction. The Arbitration Panel, in its sole discretion, may award attorneys' fees and costs to the party in whose favor the Arbitration Panel rules.

     4.12 Notice. Any notices, requests, demands, elections, or other communications provided by this Plan shall be sufficient if in writing and sent by registered or certified mail to the Participant at the last address he has filed in writing with the Employer, or, in the case of the Employer, at its principal offices.

     4.13 Tax Liability. The Employer may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable to withhold on behalf of a Participant and which may be assessed with regard to such payment.

     4.14 Successors. Any successor to the Employer may adopt this Plan and, in such event, shall be subject to all of the provisions of the Supplemental Plan to the same extent as the Employer. As used in this Supplemental Plan, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or essentially all of the assets or business of the Employer.

                      ARTICLE V. AMENDMENT AND TERMINATION

     5.1 Amendment. The Employer reserves the right to amend this Supplemental Plan from time to time, except as follows:

     (a) No amendment to the Supplemental Plan shall have the effect of reducing or eliminating any benefits payable or accrued but not yet payable under the terms of this Supplemental Plan as of the date of the amendment.

     (b) No amendments may be made to Sections 2.1(d) and 4.6 with respect to a Participant without the express written approval of such Participant.

     (c) Article II and Article III may be amended at any time provided, however, that such amendment shall not take effect until twelve months after its adoption if less than 75% of the Participants consent in writing to the amendment. This paragraph (c) shall not apply to
          Section 3.5 which may be amended at any time by the Employer.

     (d) No amendment by the Employer or any successor shall change the provisions of Sections 5.1(a), 5.1(b), 5.1(c) and this 5.1(d) hereof.

     5.2 Termination. Upon termination, the Accounts of all Participants shall be fully vested, and shall be paid upon each Participant's Employment Termination Date in accordance with Article III, unless the Committee determines that the Supplemental Plan may be amended in connection with such termination to provide for an immediate distribution of all Participants' Accounts consistently with Section 409A of the Code.

     IN WITNESS WHEREOF, Littelfuse, Inc. has caused this instrument to be executed by its duly authorized officers pursuant to a resolution of the Board of Directors, this 26th day of October, 2007.

                                        LITTELFUSE, INC.


                                        By /s/ Gordon Hunter
                                           -------------------------------------
                                           Chairman of the Board of Directors

ATTEST:


By /s/ Mary S. Muchoney
   ----------------------------------
   Corporate Secretary